                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY


 KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Officers and Directors of TELXON CORPORATION, a Delaware corporation ("Registrant"), hereby constitutes and appoints Robert F. Meyerson, William J. Murphy, Kenneth W. Haver, Glenn S. Hansen and Larry E. Shai, his attorneys-in-fact and agents, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to prepare or cause to be prepared and to sign a Registration Statement on Form S-3 (or other appropriate Form) under the provisions of the Securities Act of 1933, as amended (the "Act"), with respect to $82,500,000 in aggregate face principal amount of the Registrant's 5-3/4% Convertible Subordinated Notes due 2003 (the "Notes"), which have heretofore been placed by the Registrant in a transaction exempt from the registration requirements of the Act for resale to certain qualified institutional buyers pursuant to Rule 144A promulgated under the Act and outside the United States in reliance upon Regulation S promulgated under the Act, and the shares of Registrant's Common Stock, par value $.01 per share, issuable upon any conversions of the Notes or any portion thereof in accordance with their terms, and any and all amendments, both pre-effective and post-effective, and supplements to such Registration Statement and the prospectus included therein; to file or cause the filing of the same, including all exhibits thereto and other instruments and documents required in connection therewith, with the Securities and Exchange Commission; and to take or cause to be taken all such other actions as may be necessary to maintain the effectiveness of the same in accordance with the terms of the Notes so as to permit the public sale of the aforementioned securities by the holders thereof from time to time; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents and any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 IN WITNESS WHEREOF, each of the undersigned has executed this instrument in the capacities and on the date indicated.



NAME                          CAPACITY                 DATE
----                          --------                 ----
/s/ Richard J. Bogomolny      Director                 January 24, 1996
---------------------------
Richard J. Bogomolny

/s/ John H. Cribb             Vice Chairman of the     January 24, 1996
---------------------------   Board and Director
John H. Cribb




/s/ Gerald J. Gabriel         Vice President,          January 25, 1996
-------------------------     Financial Planning
Gerald J. Gabriel


/s/ Robert A. Goodman         Secretary and Director   January 24, 1996
-------------------------
Robert A. Goodman


/s/ Kenneth W. Haver          Senior Vice President,   January 24, 1996
-------------------------     Chief Financial Officer,
Kenneth W. Haver              and Treasurer


/s/ Robert F. Meyerson        Chairman of the Board,   January 24, 1996
-------------------------     Chief Executive Officer
Robert F. Meyerson            and Director


/s/ William J. Murphy         President,               January 24, 1996
-------------------------     Chief Operating Officer
William J. Murphy             and Director


/s/ Raj Reddy                 Director                 January 24, 1996
-------------------------
Raj Reddy


/s/ Norton W. Rose            Director                 January 24, 1996
-------------------------
Norton W. Rose


/s/ Larry E. Shai             Corporate Controller     January 25, 1996
-------------------------
Larry E. Shai


                     CERTIFICATE OF THE SECRETARY OF THE
                              TELXON CORPORATION

        I, Robert A. Goodman, Secretary of Telxon Corporation, a Delaware corporation (the "Corporation"), do hereby certify that the following resolution, namely:

             WHEREAS, at the meeting of this Board held November 20, 1995, as part of the Board's authorization of the Corporation's issuance of up to $75,000,000 in principal amount of convertible subordinated notes due 2003 (subject to increase under such over-allotment option as may be negotiated), the Executive Officers of the Corporation were authorized and directed to, and to cause proper officers of the Corporation to, negotiate, execute and deliver an agreement providing for the registration with the Securities and Exchange Commission of such notes and/or the common stock of the Corporation issuable upon conversion thereof; and

             WHEREAS, on December 12, 1995, in accordance with the authorization granted at the November 20, 1995 meeting, the Corporation consummated its issuance of $82,500,000 aggregate in principal amount of 5-3/4% Convertible Subordinated Notes due 2003 and in connection therewith executed and delivered a Registration Rights Agreement, dated as of December 1, 1995 providing for the Corporation's registration with the Securities and Exchange Commission of said Notes and of the common stock issuable upon conversion thereof;

             NOW, THEREFORE, BE IT RESOLVED, that the name of any officer or officers of the Corporation whose signature on behalf of the Corporation as registrant is to be made upon any registration statement, including any amendments, both pre-effective and post-effective, or supplements thereto or to the prospectus included therein, being filed with the Securities and Exchange Commission with respect to the Corporation's 5-3/4% Convertible Subordinated Notes due 2003 and the common stock of the Corporation issuable thereunder and who has signed the Power of Attorney signed by the members of this Board with respect to said registration is hereby authorized to be signed pursuant to said Power of Attorney in accordance with Item 601(b)(24) of Regulation S-K promulgated by the Commission.

was duly adopted by the Board of Directors of the Corporation on January 24, 1996, has not been amended or modified, and is in full force and effect.


    IN WITNESS WHEREOF, I have signed this certificate as Secretary of the Corporation.



Dated: February 16, 1996
                                        /s/ Robert A. Goodman
                                        -----------------------------
                                        Robert A. Goodman
                                        Secretary of Telxon Corporation